UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2012

GROUPON, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35335 (Commission File Number)	27-0903295 (I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 620 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)
(312) 676-5773
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2012, Groupon, Inc. ("the Company") appointed Brian Stevens, age 38, as its Chief Accounting Officer.  Prior to joining Groupon, Mr. Stevens spent 16 years with KPMG LLP, most recently as an audit partner from October 2007 through August 2012. Mr. Stevens spent five years in KPMG's Department of Professional Practice (April 2003 to June 2006 and July 2008 to June 2010) and was a practice fellow at the Financial Accounting Standards Board from July 2006 through June 2008. Mr. Stevens received his Bachelor of Science degree from the University of Illinois at Champaign/Urbana. Joseph Del Preto was the Company's principal accounting officer until September 10, 2012 and will continue in his current role as Vice President and Controller, reporting to Mr. Stevens.

Mr. Stevens entered into an employment agreement with the Company on August 2, 2012 and the material terms are as follows:

Base Salary and Bonus. Mr. Stevens will receive an annual base salary of $300,000, subject to annual review. For 2012, he will also be eligible for an annual bonus with a target amount of 100% of his base salary earned in 2012, and for future years, the target will not be less than $300,000. Bonus targets will be based upon mutually agreed goals. Mr. Stevens will also receive a signing bonus of $150,000, paid during his first payroll, and a $75,000 relocation bonus paid upon relocation. A pro rata portion of the signing and relocation bonuses shall be repaid to the Company if Mr. Stevens' employment is terminated for any reason within one year of employment and relocation, respectively.

Restricted Stock Units (Vesting Over Four Years). Mr. Stevens received an equity award of 281,030 restricted stock units (RSUs) that will vest over four years. 25% will vest on the one year anniversary of his employment, and 1/16th will vest in each of the subsequent quarters, subject to his continued employment at each vesting date.

Other Benefits. Mr. Stevens will be eligible to participate in the benefit programs generally available to senior executives of the Company. The Company will also reimburse expenses associated with relocation, including temporary housing for up to 30 days.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Company has also entered into its standard form indemnification agreement with Mr. Stevens, which is filed as Exhibit 10.27 to the Company's Registration Statement on Form S-1, file no. 333-174661 and is incorporated by reference herein.

Mr. Stevens has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01                                           Financial Statements and Exhibits.

     (d)                                                                  Exhibits:

Exhibit No.	Description
10.1 99.1	Offer letter between Groupon, Inc. and Brian Stevens Press Release dated September 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.

Dated: September 10, 2012	By:	/s/ Jason E. Child
	Name:	Jason E. Child
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1 99.1	Offer letter between Groupon, Inc. and Brian Stevens Press Release dated September 10, 2012